Cordovano and Honeck, P.C.	Certified Public Accountants
201 Steele Street Suite 300 Denver, Colorado 80206 (303) 329-0220 Phone (303) 316-7493 Fax

INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, D.C.

We consent to the use in this Amendment No. 3 to the Registration Statement of Norvanco, Inc. on Form SB-2 (the “Registration Statement”), of our report dated February 9, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

"Cordovano and Honeck, P.C."

Cordovano and Honeck, P.C.
Denver, Colorado
June 8, 2004